UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

COVANTA HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6732	95-6021257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 South Street, Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (862) 345-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On December 8, 2011, the Board of Directors of Covanta Holding Corporation (the “Company”) approved amendments to Article II of the Company’s Bylaws to provide that, in order to properly bring a proposal before an annual meeting of stockholders, a stockholder must, among other things, provide notice thereof to the Secretary of the Company not less than 90 days nor more than 120 days in advance of the anniversary of the previous year’s annual meeting, subject to certain conditions, and provide certain required information regarding the proponent. In the case of a stockholder proposing a nominee for election as a director, certain information is also required about the proposed nominee. The Bylaws were also amended to clarify that the only business that may be conducted at a special meeting of stockholders is such business as shall have been brought before the meeting pursuant to the Company’s notice of the special meeting.

The Board of Directors also approved additional technical amendments to the Bylaws. The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3.1(ii) and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1(ii)	Amended and Restated Bylaws of Covanta Holding Corporation, effective as of December 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANTA HOLDING CORPORATION

Date: December 9, 2011	By:	/s/ Timothy J. Simpson

Timothy J. Simpson
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1(ii)	Amended and Restated Bylaws of Covanta Holding Corporation, effective as of December 8, 2011.